                         CONSENT OF INDEPENDENT AUDITORS


             We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Rainbow Technologies, Inc. for the registration of 336,511 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP

Orange County, California
December 18, 1996



                                       20